Exhibit 99.1

Interline Brands Announces Receipt of Requisite Consents for its Previously Announced Tender Offer and Consent Solicitation for its 7.50% Notes due 2018

JACKSONVILLE, Fla., March 12, 2014 (GLOBE NEWSWIRE) - Interline Brands, Inc., a Delaware corporation (“Interline” or the “Company”), a leading distributor and direct marketer of broad-line maintenance, repair and operations (“MRO”) products to the facilities maintenance end-market, announced today that its wholly-owned subsidiary, Interline Brands, Inc., a New Jersey corporation (“Interline New Jersey”), in connection with its previously announced offer to purchase any and all of its outstanding $300 million in aggregate principal amount of 7.50% Notes due 2018 (CUSIP No. 45874Q AB6) (the "Notes") through a cash tender offer (the “Tender Offer”) and related consent solicitation (the "Consent Solicitation") of holders (“Holders”) of the Notes to certain proposed amendments to the indenture governing the Notes, has received the requisite consents to amend the indenture governing the Notes. The terms and conditions of the Tender Offer and the Consent Solicitation, which are referred to collectively as the "Offer," are described in an Offer to Purchase and Consent Solicitation Statement, dated February 26, 2014 (the "Statement") and the related Consent and Letter of Transmittal, which has been sent to the holders of the Notes.

The Consent Solicitation expired at 11:59 p.m. New York City time, on March 11, 2014 (the "Consent Payment Deadline"). At the Consent Payment Deadline, $292,517,000 aggregate principal amount of Notes, representing 97.51% of the outstanding Notes, had been validly tendered and not withdrawn. As a result, the requisite number of consents have been received with respect to the Consent Solicitation. Accordingly, Interline New Jersey and Wells Fargo Bank, National Association, the trustee (the "Trustee") under the indenture governing the Notes, entered into a supplemental indenture (the "Supplemental Indenture"), which would amend the indenture. The Supplemental Indenture will become operative when the Notes that have been validly tendered on or prior to the Consent Payment Deadline are accepted for payment and paid for by Interline New Jersey. The Supplemental Indenture, when it becomes operative, will amend the indenture governing the Notes to eliminate substantially all of the restrictive covenants (other than, among other covenants, the covenant to pay interest and premium, if any, on, and principal of, the Notes when due), eliminate certain events of default, and certain other provisions contained in the indenture governing the Notes, including reducing the minimum redemption notice period from 30 days to three business days.

Holders of Notes validly tendered and not withdrawn at or prior to the Consent Payment Deadline and accepted for purchase will receive the “Total Consideration” specified in the table below, which includes the Consent Payment (as defined in the Statement). Holders of Notes validly tendered and not withdrawn after the Consent Payment Deadline but at or prior to the Expiration Time (as defined below) and accepted for purchase will be eligible to receive the “Tender Offer Consideration,” namely the Total Consideration minus the Consent Payment specified in the table below. In addition to the Total Consideration or Tender Offer Consideration, as applicable, Holders of Notes accepted for purchase will receive accrued and unpaid interest in respect of their purchased Notes (the “Accrued Interest”) from the last interest payment date up to, but not including, the expected Settlement Date (as defined below) for all of their validly tendered Notes that Interline New Jersey accepts for purchase in the Tender Offer.

CUSIP No./CINS	Title of Security	Outstanding Principal Amount	Tender Offer Consideration(1)(2)	Consent Payment(1)	Total Consideration(1)(2)
45874Q AB6	7.50% Notes due 2018	$300,000,000	$1,030.50	$30.00	$1,060.50
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(1)	Per $1,000 principal amount of Notes.

(2)	Excluding accrued and unpaid interest, which will be paid in addition to the Total Consideration or Tender Offer Consideration, as applicable.

The Tender Offer is expected to expire at 11:59 p.m., New York City time, on March 25, 2014 (such date and time, as it may be extended, the “Expiration Time”). The Settlement Date for Notes validly tendered on or before the Consent Payment Deadline is expected to be prior to March 26, 2014 (the “Initial Settlement Date”). The Settlement Date for Notes validly tendered after the Consent Payment Deadline but on or before the Expiration Time is expected to be March 26, 2014 (the “Final Settlement Date” and, together with the Initial Settlement Date, the “Settlement Date”). The withdrawal deadline of 11:59 p.m., New York City time, on March 11, 2014 (the “Withdrawal Deadline”) has passed and has not been extended. Holders of Notes who validly tendered their Notes prior to the Withdrawal Deadline, and Holders of Notes who validly tender their Notes after the Withdrawal Deadline but on or prior to the Expiration Time, may not withdraw their tendered Notes unless we are required to extend withdrawal rights under applicable law.

If all of the conditions of the Tender Offer are satisfied, Interline New Jersey currently intends, but is under no obligation, to call for redemption and satisfy and discharge, in accordance with the terms of the indenture governing the Notes, any and all of the Notes that are not tendered as of the Expiration Time on the Final Settlement Date. This press release does not constitute a notice of redemption under the optional redemption provision of the indenture governing the Notes.

The Tender Offer and Consent Solicitation are subject to certain conditions. If any of the conditions are not satisfied, Interline New Jersey is not obligated to accept for purchase, or to pay for, any Notes validly tendered and not validly withdrawn pursuant to the Tender Offer. Full details of the terms and conditions of the Tender Offer and Consent Solicitation are included in Interline New Jersey’s Offer to Purchase and Consent Solicitation, dated February 26, 2014.

Global Bondholder Services Corporation (“GBSC”) is acting as the Information Agent and Tender Agent for the Tender Offer and Consent Solicitation. Requests for documents may be directed to GBSC at (212) 430-3774 (collect) or (866) 937-2200 (toll-free).

Goldman, Sachs & Co. (“GS”) is acting as the Dealer Manager and Solicitation Agent for the Tender Offer and Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation may be directed to GS at (212) 902-6941 (collect) or (800) 828-3182 (toll free).

This announcement is for information purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security. The Notes have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This announcement is also not a solicitation of consents with respect to the Proposed Amendments or any securities. No recommendation is being made as to whether holders of Notes should consent to the Proposed Amendments. The solicitation of consents is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or "blue sky" laws.

About Interline

Interline Brands, Inc. is a leading distributor and direct marketer with headquarters in Jacksonville, Florida. Interline provides broad-line MRO products and solutions to a diversified facilities maintenance customer base of institutional, multi-family housing and residential customers located primarily throughout North America, Central America and the Caribbean. For more information, visit the Company's website at http://www.interlinebrands.com.

Recent releases and other news, reports and information about the Company can be found on the "Investor Relations" page of the Company's website at http://ir.interlinebrands.com/.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release that are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements by using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include, for example, economic slowdowns, general market conditions, credit market contractions, consumer spending and debt levels, natural or man-made disasters, adverse changes in trends in the home improvement and remodeling and home building markets, the failure to realize expected benefits from acquisitions, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2013. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.

Contact: Lev Cela

Phone: 904-421-1441